Exhibit 99.1

Calavo Growers, Inc. Appoints Brian W. Kocher President and CEO

SANTA PAULA, Calif., Dec. 22, 2021—Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado-industry leader and provider of value-added fresh food, today announced it has appointed Brian W. Kocher as President and Chief Executive Officer of the company effective Feb. 1, 2022.

“After conducting a thorough search, including interviews with several well qualified candidates, Brian Kocher was the clear choice of our Board of Directors to become the next President and Chief Executive Officer of Calavo Growers,” said Calavo Chairman J. Link Leavens. “Brian’s deep knowledge, expertise and operational leadership in the fresh produce industry as a CEO, COO and CFO make him uniquely qualified to lead Calavo forward and position our company for growth. We are delighted to welcome Brian to our talented team.”

“I am thrilled and privileged to join and lead Calavo for its next phase of growth and transformation,” Mr. Kocher said. “I’m excited about the actions and initiatives that are in place and look forward to accelerating the impact of those initiatives while capitalizing on consumer trends that support Calavo’s growth. Most importantly, I am honored to join a team focused on the success of our customers and each other.”

Prior to joining Calavo, Mr. Kocher served as the President and Chief Executive Officer of the Castellini Group of Companies, one of the largest distributors of fresh produce in the United States. Prior to his promotion to CEO, Mr. Kocher served as the company’s Chief Operating Officer. Before his time at Castellini, Mr. Kocher held several executive roles, including Interim CEO, at Chiquita Brands International, a leading producer and distributor of bananas and other produce.

Mr. Kocher will succeed Steve Hollister, who has served as Calavo’s Interim CEO since September. Mr. Hollister will return to serving as an independent member of the Board of Directors on Feb. 1.

“I am honored to have led Calavo as Interim CEO during this important time for the company and would like to thank all of our employees for their dedication and commitment. Along with the Board of Directors, I strongly believe the future of Calavo will be in great hands under the leadership of Brian Kocher.”

About Calavo Growers, Inc.

Calavo Growers, Inc. is a global avocado-industry leader and provider of value-added fresh food serving retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. The Company’s Fresh segment procures and markets fresh avocados and select other fresh produce, including tomatoes and papayas. The Renaissance Food Group (RFG) segment creates, markets and distributes a portfolio of healthy, fresh foods, including fresh-cut fruit, fresh-cut vegetables and prepared foods. The Foods segment manufactures and distributes guacamole and salsa. Founded in

1924, Calavo’s fresh food products are sold under the respected Calavo brand name as well as Garden Highway, Chef Essentials and a variety of private label and store brands.

Safe Harbor Statement

This press release contains statements relating to future events and results of Calavo that are “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements are based on our current expectations and are not promises or guarantees. If any of the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Calavo may differ materially from those expressed or implied by such forward-looking statements and assumptions. The use of words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.

For a discussion of the risks and uncertainties that we face, please see the risk factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made only as of the date of this press release, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Financial Profiles, Inc.
Julie Kegley, Senior Vice President
310-622-8246
calavo@finprofiles.com